Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Jarrod Yahes

Head of Investor Relations

ExlService Holdings, Inc

350 Park Avenue

New York, NY 10022

(212) 277-7109

ir@exlservice.com

EXL REPORTS 2008 FIRST QUARTER RESULTS

New York, NY – May 6, 2008 – ExlService Holdings, Inc. (NASDAQ: EXLS), a leading provider of transformation and outsourcing solutions, today announced its financial results for the quarter ended March 31, 2008.

The Company’s highlights for the first quarter of 2008 include:

•	Revenues for the quarter were $50.9 million compared to $39.9 million in the quarter ended March 31, 2007, an increase of 27.8%.

•	Gross margin for the quarter was 36.5% compared to 38.6% in the quarter ended March 31, 2007.

•

Operating margin for the quarter was 9.9% compared to 12.4% in the quarter ended March 31, 2007; adjusted operating margin for the quarter, excluding the impact of stock-based compensation expense and amortization of intangibles, was 12.2% compared to 15.9% in the quarter ended March 31, 2007.

•	Net income to common stockholders for the quarter was $6.8 million compared to $5.4 million in the quarter ended March 31, 2007.

•	Diluted earnings per share to common stockholders was $0.23 for the quarter compared to $0.19 in the quarter ended March 31, 2007.

Reconciliations of adjusted financial measures to GAAP are included at the end of this release.

Vikram Talwar, Executive Chairman of EXL, commented: “By focusing on providing transformational outsourcing solutions to our clients, maintaining our leading client satisfaction scores and high-quality global delivery, and continually expanding our service capabilities, EXL has delivered on its expectations for the first quarter of 2008. The recently announced senior management changes at EXL should position the leadership team to deliver continued growth of our business.”

Rohit Kapoor, President and CEO of EXL, commented: “The first quarter of 2008 saw many exciting developments for EXL. We completed preparations for the launch of our new Philippine operations center with a major U.S. insurance provider and added key management talent to the organization. I am particularly enthusiastic about the strong demand in our transformation services business despite the difficult economic environment and the positive reception we are receiving from clients for our integrated transformation and outsourcing solutions.”

Matt Appel, CFO of EXL, commented: “EXL’s first quarter results reflected 1% revenue growth as compared to the fourth quarter of 2007 and stable operating margins as reflected in our guidance for 2008. Our first quarter revenues and operating margin were driven by accelerating growth in our transformation services business and flat revenues in our outsourcing business attributable to the 3% depreciation of the British Pound as compared to the fourth quarter of 2007. As a result of our first quarter results and visibility to the rest of 2008, we are maintaining our calendar year 2008 revenue guidance at $205 to $210 million, adjusted operating margin guidance at 12% and earnings per share guidance at $0.80 to $0.85 per diluted share.”

Financial Highlights – First Quarter 2008

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Revenues for the quarter ended March 31, 2008 increased 27.8% to $50.9 million from $39.9 million in the quarter ended March 31, 2007. First quarter revenues grew by 1.1% as compared to the quarter ended December 31, 2007 due partially to strong sequential growth of 9.5% in transformation services revenues offset by the adverse impact of depreciation of the British Pound on outsourcing revenues. Outsourcing revenues for the first quarter of 2008 of $41.7 million reflects growth of 27.3% as compared to the first quarter of 2007. Research and analytics revenues for the first quarter of 2008 of $5.0 million grew 17.3% as compared to the first quarter of 2007. Advisory services revenues of $4.3 million for the first quarter of 2008 reflects growth of 48.9% as compared to the first quarter of 2007.

•

Gross margin for the quarter ended March 31, 2008 was 36.5% compared to 38.6% for the quarter ended March 31, 2007 and 39.3% for the quarter ended December 31, 2007. First quarter 2008 gross margin decreased as compared to the previous quarter due to the impact of exchange rate fluctuations.

•

Operating margin for the quarter ended March 31, 2008 was 9.9%, compared to 12.4% for the quarter ended March 31, 2007 and 9.9% for the quarter ended December 31, 2007. Adjusted operating margin, excluding the impact of stock-based compensation expense and amortization of intangibles, for the quarter ended March 31, 2008 was 12.2% compared to 15.9% for the quarter ended March 31, 2007 and 12.8% for the quarter ended December 31, 2007. First quarter 2008 operating margin was negatively impacted as compared to the quarter ended December 31, 2007 by unfavorable exchange rate fluctuations as well as start-up costs attributable to our new Philippine operations center.

•

Net income to common stockholders for the quarter ended March 31, 2008 was $6.8 million compared to $5.4 million for the quarter ended March 31, 2007 and $9.8 million for the quarter ended December 31, 2007. Net income for the first quarter of 2008 was negatively impacted as compared to the quarter ended December 31, 2007 by a reduction in interest income due to lower market interest rates, lower gains from foreign exchange hedge contracts and a higher effective tax rate (8.0% as compared to -11.3%).

•

Revenues generated from our largest client represented 23.5% of total revenues for the quarter ended March 31, 2008 as compared to 27.7% for the quarter ended March 31, 2007. Revenues generated from our three largest clients represented 52.2% of total revenues for the quarter ended March 31, 2008 as compared to 58.9% for the quarter ended March 31, 2007.

Business Highlights – First Quarter 2008

•

Announced key management appointments and organization changes including the appointment of Vikram Talwar as Executive Chairman, Rohit Kapoor as President and CEO, and Pavan Bagai as Chief Operating Officer.

•

Appointed Rembert de Villa as Head of Transformation Services. Rembert joins EXL with over 23 years of global management consulting leadership experience, primarily in the financial services industry. Transformation Services is comprised of Research and Analytics, Risk Advisory services and Six-Sigma based Process Reengineering services.

•	Substantially completed build-out of our Philippines operations center and commenced operations in April 2008 with a major U.S. insurance provider.

•

Transformation Services revenues grew 9.5% as compared to the previous quarter based on the commencement of new work with existing Outsourcing Services customers and the initiation of five new customer relationships.

•

Outsourcing Services migrated 20 new processes for nine clients during the quarter; this revenue growth was offset by a decrease in revenues due to the impact of foreign currency fluctuations and a decrease in revenues from our second largest customer.

As of March 31, 2008, EXL had a headcount of approximately 10,500 individuals (including personnel managed under structured client service agreements) representing an increase of approximately 500 from the fourth quarter of 2007. The attrition rate for billable employees during the first quarter was 32% as compared to 44% for the first quarter of 2007 and 30% for the fourth quarter of 2007.

2008 Outlook

Based on current visibility, the Company is providing the following guidance based on current exchange rates:

•	Calendar year 2008 guidance remains unchanged at:

•	Revenues of $205 to $210 million.

•	Adjusted operating margin, excluding the impact of stock-based compensation expense and amortization of intangibles, of 12%.

•	GAAP EPS of $0.80 to $0.85 per diluted share.

•	Second quarter of 2008 expectation that operating margin will be negatively impacted by the cost of annual salary increments and costs associated with the opening of our Philippines operations center.

Conference Call

EXL will host a conference call on Wednesday, May 7, at 10:00 a.m. (ET) to discuss the Company’s quarterly results and discuss the Company’s operating performance and financial outlook. The conference call will be available live via the Internet by accessing the EXL web site at www.exlservice.com, where the accompanying presentation can also be accessed. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial +1-866-713-8564 or 1-617-597-5312 and enter “13850005”. For those who cannot access the live broadcast, a replay will be available by dialing +1-888-286-8010 or +1-617-801-6888 and enter “27925721” from two hours after the end of the call until 11:59 p.m. (EST) on May 14, 2008. The replay will also be available at the EXL web site.

About ExlService Holdings, Inc.

ExlService Holdings, Inc. (Nasdaq: EXLS - News) is a recognized business solutions provider. EXL’s service offerings provide a competitive edge to its clients by transforming and outsourcing business processes. Transformation services enable continuous improvement of client processes by bringing together EXL’s capabilities in reengineering including Six Sigma process improvement, research & analytics, and risk advisory services. EXL’s outsourcing services include a full spectrum of business process services from offshore delivery centers requiring ongoing process management skills. Headquartered in New York, EXL primarily serves the needs of Global 1000 companies in the banking, financial services, insurance, utilities, healthcare, telecommunications and transportation sectors. Find additional information about EXL at www.exlservice.com.

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more details in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release.

You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect the Company. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(Numbers in thousands except per share data)

	Three months ended March 31,
	2008	2007
Total revenues	50,949	39,854
Cost of revenues (exclusive of depreciation and amortization)	32,365	24,482

Gross profit	18,584	15,372

Operating expenses:
General and administrative expenses	8,465	6,036
Selling and marketing expenses	2,374	1,964
Depreciation and amortization	2,703	2,441

Total operating expenses	13,542	10,440

Income from operations	5,041	4,933
Other income/ (expense):
Foreign exchange gain/(loss)	1,817	570
Interest and other income	581	1,008
Interest expense	(34)	(18)

Income before income taxes	7,404	6,493
Income tax provision/(benefit)	605	1,084

Net income to common stockholders	$6,800	$5,409

Basic earnings per share to common stockholders	$0.24	$0.19
Diluted earnings per share to common stockholders	$0.23	$0.19
Weighted-average number of shares used in computing earnings per share:
Basic	28,757	28,141
Diluted	29,293	29,084

Note: Amounts may not foot due to rounding.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Numbers in thousands except share data)

	March 31, 2008	December 31, 2007
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$85,675	$102,210
Restricted cash	789	285
Short-term investments	257	253
Accounts receivable, net of allowance for doubtful accounts of $86 at March 31, 2008 and December 31, 2007	46,895	38,514
Accounts receivable from related parties	67	339
Employee receivables	183	226
Prepaid expenses	2,720	2,947
Deferred tax assets	3,293	3,280
Prepaid income tax	791	—
Other current assets	4,470	7,541

Total current assets	145,141	155,593

Fixed assets, net	28,984	25,245
Intangibles, net of amortization	322	340
Goodwill	17,442	16,785
Restricted cash	345	304
Deferred tax assets	4,614	4,498
Other assets	10,889	8,047

Total assets	$207,737	$210,814

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,421	$6,389
Deferred revenue	3,348	4,440
Accrued employee cost	8,014	13,774
Other accrued expenses and current liabilities	13,668	10,563
Income taxes payable	—	730
Current portion of capital lease obligation	124	126

Total current liabilities	28,574	36,023

Capital lease obligations, less current portion	241	258
Other non current liabilities	1,926	553

Total liabilities	30,742	36,834

Preferred stock, $0.001 par value; 15,000,000 shares authorized		—
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 28,937,622 shares issued and outstanding as of March 31, 2008 and 28,891,043 shares issued and outstanding as of December 31, 2007	29	29
Additional paid-in capital	112,011	110,989
Retained earnings	62,400	55,708
Accumulated other comprehensive income	2,884	7,570

	177,324	174,296

Less: 164,293 shares as at March 31, 2008 and 163,690 shares as at December 31, 2007, held in treasury, at cost	(329)	(316)

Total stockholders’ equity	176,995	173,980

Total liabilities and stockholders’ equity	$207,737	$210,814

Note: Amounts may not foot due to rounding.

EXLSERVICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release adjusted operating measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that these adjusted financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results because the adjustments eliminate the impact of the following two items which do not directly link to the Company’s ongoing performance: (i) differences in stock compensation accounting policies between periods and (ii) expenses associated with the amortization of acquisition-related intangibles. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under FAS 123R and the amortization of intangibles associated with further acquisitions. The adjusted financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated.

The following table shows the reconciliation of these adjusted financial measures from GAAP for the three month periods ended March 31, 2008 and March 31, 2007:

	(Numbers in thousands)
	Three Months Ended March 31,				Three Months Ended March 31,
	2008 US GAAP	Adjustments		2008 Non-GAAP	2007 US GAAP	Adjustments		2007 Non-GAAP
Revenues	$50,949	—		$50,949	$39,854	—		$39,854
Cost of revenues (exclusive of depreciation and amortization)	32,365	(133	) (a)	32,232	24,482	(212	) (a)	24,270

Gross profit	18,584	133		18,717	15,372	212		15,584

Gross Margin %	36.5%			36.7%	38.6%			39.1%
Selling, general and administrative expenses	10,839	(855	) (a)	9,985	7,998	(616	) (a)	7,382
Depreciation and amortization expense	2,703	(212	) (b)	2,491	2,441	(590	) (b)	1,851

Income from operations	$5,041	1,200		$6,241	$4,933	1,418		$6,351

Operating Margin %	9.9%			12.2%	12.4%			15.9%

Note: Amounts may not foot due to rounding.

(a) To exclude stock-based compensation expense under FAS 123(R).

(b) To exclude amortization of acquisition-related intangibles.